EXHIBIT 4(l)

EXECUTION COPY

AMENDMENT NO. 1 dated as of August 31, 2004 (this “Amendment”), to the Third Amended and Restated Credit Agreement dated as of January 23, 2001 (the “Credit Agreement”), among AMERADA HESS CORPORATION, a Delaware corporation, the LENDERS from time to time party thereto, GOLDMAN SACHS CREDIT PARTNERS L.P., as joint book runner, joint lead arranger and sole syndication agent, J.P. MORGAN SECURITIES INC. (formerly known as Chase Securities Inc.), as joint book runner and joint lead arranger, BANK OF AMERICA, N.A., as co-documentation agent and arranger, CITIBANK, N.A., as co-documentation agent and arranger, BARCLAYS BANK PLC, as co-documentation agent and arranger, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent.

          A. Pursuant to the Credit Agreement, the Lenders have extended and agreed to extend credit to the Company on to the terms and subject to the conditions set forth therein.

          B. The Company has requested an amendment to the Credit Agreement to establish a letter of credit facility in the amount of $1,500,000,000.

          C. The Required Lenders are willing to agree to such amendment and the Issuing Banks named herein are willing to act as the Issuing Banks under the Credit Agreement as amended by this Amendment, in each case on the terms and subject to the conditions set forth herein.

          D. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

          (i) The definition of “Excluded Taxes” is hereby amended to add “, any Issuing Bank” immediately after the first reference therein to “any Lender”.

          (ii) The definition of “Material Indebtedness” is hereby amended to add “and Letters of Credit” at the end of the parenthetical set forth therein.

          (iii) The definition of “Revolving Credit Exposure” is hereby amended and restated in its entirety to read as follows:

               ““Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.”

          (iv) The following definitions are added in the appropriate alphabetical order:

               ““Amendment Effective Date” means the date of the First Amendment.

               “First Amendment” means Amendment No. 1 to this Agreement, dated as of August 31, 2004.

               “Issuing Bank” means JPMorgan Chase Bank, Bank of America, N.A., Citibank, N.A., BNP Paribas, Barclays Bank PLC, The Royal Bank of Scotland plc and The Bank of Nova Scotia, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.18(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

               “LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank, as set forth on Schedule I attached to the First Amendment.

               “LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

               “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

               “LC Participation Fee” has the meaning assigned to such term in Section 2.10(e).

               “Letter of Credit” means any letter of credit issued pursuant to this Agreement.”

          (b) Section 2.02(c) of the Credit Agreement is hereby amended to add the following clause at the end of the first proviso set forth therein:

“or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.18(e).”

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          (c) Section 2.05(a) of the Credit Agreement is hereby amended to add the following proviso at the end thereof:

“provided that ABR Revolving Loans made to refinance the reimbursement of an LC Disbursement as provided in Section 2.18(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank”

          (d) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          “(a) Unless previously terminated, the Commitments and the LC Commitments shall terminate on the Maturity Date.”

          (e) Section 2.10 of the Credit Agreement is hereby amended as follows:

          (i) The first sentence of paragraph (b) of such Section is hereby amended and restated in its entirety as follows:

“For any day that the aggregate Total Exposure for all Lenders exceeds 33% of the aggregate Commitments, Company shall pay to the Administrative Agent for the account of each Lender a utilization fee (the “Utilization Fee”) equal to the Applicable Utilization Fee Rate times the aggregate Revolving Credit Exposure on such date.”

          (ii) The following paragraph (e) is hereby added at the end of such Section:

               “(e) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit (an “LC Participation Fee”), which shall accrue at the Applicable Margin used to determine interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to the Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June,

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September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Amendment Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”

          (f) Section 2.13 of the Credit Agreement is hereby amended (i) to provide that the Issuing Banks (as defined in the Credit Agreement) shall have the rights comparable to the rights of Lenders under such Section and (ii) to cover Letters of Credit and participations therein to the same extent as it covers Eurodollar Loans and Fixed Rate Loans.

          (g) Section 2.15 of the Credit Agreement is hereby amended to provide that the Issuing Banks (as defined in the Credit Agreement) shall have rights comparable to the rights of Lenders under such Section.

          (h) Section 2.16 of the Credit Agreement is hereby amended as follows:

          (i) Paragraph (a) of such Section is hereby amended to provide that payments expressly specified in the Credit Agreement to be made directly to an Issuing Bank shall be so directly made.

          (ii) Paragraph (b) of such Section is hereby amended to add a reference to “unreimbursed LC Disbursements” after each reference to “principal” in such paragraph.

          (iii) Paragraph (c) of such Section is hereby amended to add a reference to “participations in unreimbursed LC Disbursements” after each reference to “Revolving Loans” in such paragraph.

          (iv) Paragraph (e) of such Section is hereby amended by replacing the word “or” with a comma and by adding the words “or 2.18(d) or (e)” after the reference to “2.16(d)”.

          (i) Section 2.17(b) of the Credit Agreement is hereby amended to provide that the consent of each Issuing Bank is required for any assignment by a Lender under such Section.

          (j) Article II of the Credit Agreement is hereby further amended to add the following Section 2.18 at the end thereof:

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          “SECTION 2.18. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company, at its option, may request any Issuing Bank or Issuing Banks to issue for the Company’s account Letters of Credit denominated in dollars, in form reasonably acceptable to the Administrative Agent and the applicable Issuing Banks, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law, rule, regulation or orders of any Governmental Authority applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Amendment Effective Date and which the Issuing Bank in good faith deems material to it.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $1,500,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing

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Bank shall not exceed the LC Commitment of such Issuing Bank and (iii) the total Revolving Credit Exposures shall not exceed the total Commitments. Each Issuing Bank shall promptly notify the Administrative Agent of each issuance, amendment, renewal, extension or expiry of, and of each drawing under, each Letter of Credit issued by it, and shall provide to the Administrative Agent such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, not later than the next Business Day following the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 2:00 p.m., New York City time, on the date such LC Disbursement is made, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day next following the date on which the Company receives such notice by such time; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so

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financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable

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law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(e). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and

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obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (g) or (h) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

          (k) The preamble to Article III of the Credit Agreement is hereby amended to provide that the representations and warranties of the Company set forth in such Article (i) are made to the Issuing Banks, as well as to the Lenders, and (ii) will be deemed to be made by the Company on each date of issuance, renewal, extension or

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          increase of a Letter of Credit, as well as on the occasion of each other event described in such preamble.

          (l) Section 4.02 of the Credit Agreement is hereby amended to apply to the obligation of each Issuing Bank to issue, renew, extend or increase the amount of any Letter of Credit, as well as to the obligation of each Lender to make a Loan.

          (m) The preambles to Articles V and VI of the Credit Agreement are hereby amended to provide that the covenants and agreements set forth in such Articles (i) shall be for the benefit of the Issuing Banks, as well as for the benefit of the Lenders, and (ii) shall remain in effect, in addition to being in effect until the occurrence of the other events described in such preamble, until all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed.

          (n) Section 5.07 of the Credit Agreement is hereby amended to provide that Letters of Credit will be used for general corporate requirements of the Company.

          (o) Paragraph (a) of Article VII of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               “(a) the Company shall be in default in the payment when due of any principal of any Loan on the maturity date thereof or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due;”

          (p) Article VIII of the Credit Agreement is hereby amended to provide that each Issuing Bank irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement, together with such actions and powers as are reasonably incidental thereto.

          (q) Section 9.01 of the Credit Agreement is hereby amended to add the following paragraph (e) at the end thereof:

               “(e) if to an Issuing Bank, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Company.”

          (r) The following Section 9.02A is hereby inserted immediately after Section 9.02 of the Credit Agreement:

          (i) “Section 9.02A. Provisions Related to Letters of Credit. No amendment, modification or waiver of this Agreement or any provision hereof that would decrease the amount of any LC Disbursement or the rate of interest thereon shall be effective without the written consent of each Lender and Issuing Bank. No amendment, modification or waiver of this Agreement or any provision hereof that would postpone the required date of reimbursement of any LC Disbursement shall be effective without the written consent of each affected

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Lender. No amendment, modification or waiver of this Agreement or any provision hereof that would alter the rights or duties of any Issuing Bank hereunder shall be effective without the written consent of such Issuing Bank. After the termination or expiration of Commitments, if no Loans shall be outstanding, all actions hereunder that would theretofore have required the consent of the Required Lenders shall require the consent of Lenders having Revolving Credit Exposures representing at least 51% of the aggregate Revolving Credit Exposure at such time.”

          (s) Section 9.03 of the Credit Agreement is hereby amended as follows:

          (i) Paragraph (b) of such Section is hereby amended to provide that the Issuing Banks (as defined in the Credit Agreement) shall have rights comparable to the rights of Lenders under such paragraph.

          (ii) Paragraph (c) of such Section is hereby amended to provide that the Issuing Banks (as defined in the Credit Agreement) shall have rights comparable to the rights of the Administrative Agent under such paragraph.

          (t) Section 9.04(b) of the Credit Agreement is hereby amended to provide that consent of each Issuing Bank shall be required for any assignment by a Lender thereunder.

          SECTION 2. Representations and Warranties. The Company represents and warrants to each other party hereto that (a) the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and are within the Company’s corporate power and that this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by moratorium laws from time to time in effect, and (b) after giving effect to this Amendment (i) the representations and warranties set forth in Article III of the Credit Agreement are true and correct on and as of the date hereof, and (ii) no Default has occurred and is continuing.

          SECTION 3. Effectiveness. This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent or its counsel shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company, the Required Lenders and the Issuing Banks.

          SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Syndication Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other

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Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

          SECTION 5. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERADA HESS CORPORATION,

by	/s/ G A Jamin

Name: G. A. JAMIN
Title: SENIOR VICE PRESIDENT TREASURER

JPMORGAN CHASE BANK, as a Lender, as Administrative Agent, and as an Issuing Bank,

by	/s/ Beth Lawrence

Name: BETH LAWRENCE
Title: MANAGING DIRECTOR

BANK OF AMERICA, N.A.,
as an Issuing Bank,

by	/s/ Ronald E. Mckaig

Name: RONALD E. MCKAIG
Title: MANAGING DIRECTOR

CITIBANK, N.A.,
as an Issuing Bank,

by	/s/ K. Clinton Gerst

Name: K. CLINTON GERST
Title: ATTORNEY -IN- FACT

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BNP PARIBAS, as an Issuing Bank,

by	/s/ Brian Malone

Name: Brian Malone
Title: Managine-Director

/s/ Gabe Ellisor

Name: Gabe Ellisor
Title: Vice President

BARCLAY’S BANK PLC, as an Issuing Bank,

by	/s/ Nicholas A. Bell

Name: NICHOLAS A. BELL
Title: DIRECTOR LOAN TRANSACTION MANAGEMENT

THE ROYAL BANK OF SCOTLAND PLC, as an Issuing Bank,

by	/s/ Paul Mcdonagh

Name: PAUL MCDONAGH
Title: SR.VICE PRESIDENT

THE BANK OF NOVA SCOTIA, as an Issuing Bank,

by	/s/ N. Bell

Name: N. Bell
Title: Senior Manager

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SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender: BANK OF AMERICA. N.A.

by	/s/ Ronald E. McKaig

Name: Ronald E. McKaig
Title: Managing Director

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SIGNATURE PAGE T0 AMENDMENT NO. 1 DATED AS OF, AUGUST 31,2004, TO THE AMERADA, HESS CORPORATION’S THIRD AMENDED, AND RESTATED CREDIT AGREEMENT AS OF JANUARY 23,2001

Name of Lender:	BARCLAYS BANK PLC

	by	/s/ Nicholas A. Bell

Name: Nicholas A. Bell
Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	CITIBANK, NA

	by	/s/ K. Clinton Gerst

Name: K. CLINTON GERST
Title: Attorney - in - Fact

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	Mizuho Corporate Bank, Ltd.

	by	/s/ Greg Botshon

Name: Greg Botshon
Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	BANK OF SCOTLAND

	by	/s/ Amena Nabi

Name: AMENA NABI
Title: ASSISTANT VICE PRESIDENT

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	THE ROYAL BANK OF SCOTLAND PLC

	by	/s/ Paul McDonagh

Name: PAUL McDONAGH
Title: SR. VICE PRESIDENT

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	BANK OF TOKYO-MITSUBISHI TRUST COMPANY

	by	/s/ C. Giordano

Name: C. GIORDANO
Title: VP& TEAM LEADER

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	BNP Paribas

	by	/s/ Brian Malone

Name: Brian Malone
Title: Managing Director

	by	/s/ Gabe Ellisor

Name: Gabe Ellisor
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31 ,2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	ROYAL BANK OF CANADA

	by	/s/ David A. McCluskey

Name: David A. McCluskey
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	The Bank of Nova Scotia

	by	/s/ N . Bell

Name: N . Bell
Title: Senior Manager

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

WEST LB AG, New York Branch

By	/s/ Walter T. Duffy III

Name: Walter T. Duffy III
Title: Director

By	/s/ Paul Verdi

Name: Paul Verdi
Title: Associate Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

     Name of Lender: _DnB NOR Bank ASA (f/k/a Den norske Bank ASA)

by	/s/ Nils Fykse	/s/ Stig Kristiansen

	Name: Nils Fykse	Stig Kristiansen
	Title: Senior Vice President	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	ABN AMRO BANK N.V.

	by	/s/ Frank R. Russo, Jr.

Name: Frank R. Russo, Jr.
Title: Vice President

	by	/s/ John D. Reed

Name: John D. Reed
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	THE BANK OF NEW YORK

	by	/s/ John N. Watt

Name: John N. Watt
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	Sumitomo Mitsui Banking Corporation

	by	/s/ Yoshihiro Hyakutome

Name: Yoshihiro Hyakutome
Title: Deputy General Manager

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	Bayerische Landesbank

	by	/s/ W. Kottmann	/s/ James M. Boyle

		Name: W. Kottmann	James M. Boyle
		Title: Senior Vice President	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:

Nordea Bank Danmark A/S (“Nordea”)

by:

Name:	/s/ Uffe Jensen Hou

Uffe Jensen Hou

Name:	/s/ Torben Axel Rolver

Torben Axel Rolver

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	SUNTRUST BANK

	by	/s/ David Edge

Name: David Edge
Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	UFJ BANK LIMITED, NEW YORK BRANCH

	by	/s/ L.J. Perenyi

Name: L.J. Perenyi
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	The Northern Trust Company

	by	/s/ Lisa M. McDermott

Name: Lisa M. McDermott
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	SunAmerica Life Insurance Company

By: AIG Global Investment Corp.,

Its Investment Adviser

	by	/s/ Steven S. Oh

Name: Steven S. Oh
Title: Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	Banca Popolare di Milano, NY Branch

	by	/s/ Robert P. DeSantes

		Name:	Robert P. DeSantes
		Title:	First Vice President Head of Corporate Banking

	by:	/s/ Marc Cohen

		Name: Title:	MARC COHEN ASSISTANT VICE PRESIDENT

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF AUGUST 31, 2004, TO THE AMERADA HESS CORPORATION’S THIRD AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JANUARY 23, 2001

Name of Lender:	Chiao Tung Bank Co., Ltd. New York Agency

	by	/s/ Chun-Kai Hu

Name: Chun-Kai Hu
Title: VP & Deputy General Manager

SCHEDULE I

LC Commitments

JPMorgan Chase Bank	$215,000,000
Bank of America, N.A.	$215,000,000
Citibank, N.A.	$215,000,000
BNP Paribas	$215,000,000
Barclays Bank PLC	$215,000,000
The Royal Bank of Scotland plc	$215,000,000
The Bank of Nova Scotia	$215,000,000

ANNEX I

Issuing Bank Contact Information

JPMorgan Chase Bank	Barclays Bank PLC
James E. Alonzo	Dawn Townsend
10420 Highland Mn Drive	222 Broadway
Building 2, Floor 4	New York, NY 10038
Tampa, FL 33610	(212) 412-5142 Phone
(813) 432-6339 Phone	(212) 412-5111 Fax
(813) 432-5161 Fax	dawn.townsend@barcap.com
james.alonzo@chase.com
The Royal Bank of Scotland plc
Bank of America, N.A.	Sheila Shaw/Juanita Baird
Sam Perez	101 Park Avenue, 12th floor
231 South LaSalle Street	New York, NY 10178
Chicago, IL 60604	(212) 401-1406/1420 Phone
(312) 923-5933 Phone	(212) 401-1494 Fax
(312) 974-0142 Fax
samuel.perez@bankofamerica.com	The Bank of Nova Scotia
Donna Gardner
Citibank, N.A.	600 Peachtree, Suite 2700
Hilda Munoz	Atlanta, GA 30308
Citicorp North America Inc.	(404) 877-1559 Phone
333 Clay Street Suite 3700	(404) 888-8998 Fax
Houston, TX 77002	donna_gardner@scotiacapital.com
(713) 654-2827 Phone
(713) 654-2849 Fax

BNP Paribas
Phil Desimone / Lucrece Francois
919 Third Avenue, 3rd Floor
New York, NY 10022
(212) 471-6907/6906 Phone
(212) 471-6996 Fax
phil.desimone@americas.bnpparibas.com
lucrece.francois@americas.bnpparibas.com